Exhibit 10.1

AMENDMENT NO. 2023-1 TO
ANI PHARMACEUTICALS, INC. AMENDED AND RESTATED 2022 STOCK INCENTIVE PLAN

Effective May 23, 2023

WHEREAS, ANI Pharmaceuticals, Inc., a Delaware corporation (the “Company”), maintains the Company’s Amended and Restated 2022 Stock Incentive Plan (the “Plan”) for the benefit of eligible employees of the Company and subsidiaries, non-employee members of the Board, and other service providers who perform services for the Company or its subsidiaries; and

WHEREAS, the Company desires to amend the Plan to increase the total number of shares of common stock of the Company that may be issued or transferred under the Plan, to clarify the maximum number of shares of common stock of the Company that may be granted subject to “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and to limit the Committee’s discretion to determine the treatment of performance-based vesting awards upon a change in control; and

NOW, THEREFORE, in accordance with the foregoing and subject to approval of the Company’s stockholders, the Plan shall be, and hereby is, amended as follows:

1.   Section 4.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“4.1 Maximum Number of Shares Available; Certain Restrictions on Awards.

(a)   Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be the sum of: (x) 4,150,000, plus up to an additional 750,000 subject to approval of the Company’s stockholders at the next annual meeting of the stockholders, which if approved in full will result in a new aggregate share reserve of 4,900,000; (y) the number of shares of Common Stock subject to Incentive Awards granted under any Prior Plan Restatement that remain outstanding as of the Effective Date but only to the extent that such outstanding Incentive Awards are forfeited, expire or otherwise terminate without the issuance of such shares of Common Stock; and (z) the number of shares issued or Incentive Awards granted under the Plan in connection with the settlement, assumption or substitution of outstanding awards as a condition of the Company and/or any Subsidiary(ies) acquiring, merging or consolidating with another entity.

(b)   The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

(c)    Subject to adjustment as described below in Section 4.2 and 4.3 below, the aggregate number of shares of Common Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options shall not exceed 4,900,000 shares of Company Stock.

(d)   Subject to adjustment as described below in Section 4.2 and 4.3 below, the maximum aggregate grant date value of shares of Common Stock subject to Incentive Awards granted to any director during any calendar year, taken together with any cash fees earned by such director for services rendered during the calendar year, shall not exceed $750,000 in total value. For purposes of this limit, the value of such Incentive Awards shall be calculated based on the grant date fair value of such Incentive Awards for financial reporting purposes. The limitation described in this paragraph shall be increased to $1,000,000 with respect to Incentive Awards made to a director during the calendar year in which the director’s initial term commences.”

2.   The bullets set forth in Section 14.2 of the Plan are hereby deleted in their entirety and replaced with the following:

“● All outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable;

  ● All Incentive Awards that are Restricted Stock Awards, Stock Unit Awards, and/or Stock Bonuses shall become fully vested; and

  ● For all Incentive Awards that are Performance Awards, the Committee shall determine the extent to which performance conditions are met based on actual performance achieved, in accordance with the terms of the Plan and the applicable Award Agreement.”

3. Section 14.3(a)(ii) and (iii) are hereby deleted in their entirety and replaced with the following:

“(ii)  all time-based vesting requirements on Participant’s Incentive Awards that are Restricted Stock Awards, Stock Unit Awards, and/or Stock Bonuses shall be deemed to be satisfied in full; and

(iii)  with respect to each Incentive Award that are Performance Awards, the Committee shall determine the extent to which performance conditions are met based on actual performance achieved, in accordance with the terms of the Plan and the applicable Award Agreement.”

4. Except as modified herein, all provisions of the Plan shall remain in full force and effect.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 2023-1 to the Company’s Amended and Restated 2022 Stock Incentive Plan as of the date first set forth above.

ANI PHARMACEUTICALS, INC.

By:	/s/ Stephen P. Carey

Name: Stephen P. Carey

Title: Senior Vice President, Finance and Chief Financial Officer

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ANI PHARMACEUTICALS, INC.

FORM OF

PERFORMANCE STOCK UNIT GRANT AGREEMENT

(Pursuant to the Amended and Restated 2022 Stock Incentive Plan)

This Performance Stock Unit Grant Agreement (this “Agreement”) is delivered by ANI Pharmaceuticals, Inc., a Delaware corporation (the “Company”), pursuant to the Summary of Grant delivered with this Agreement to the individual named in the Summary of Grant (the “Participant”). The Summary of Grant, which specifies the Participant, the date as of which the grant is made (the “Date of Grant”), the vesting schedule and other specific details of the grant is incorporated herein by reference.

1.	Grant of Performance Stock Units.

(a)            Upon the terms and conditions set forth in this Agreement and in the Company’s Amended and Restated 2022 Stock Incentive Plan (the “Plan”), the Company hereby grants to the Participant the number of performance stock units set forth in the Summary of Grant (the “Performance Stock Units”). Each Performance Stock Unit will entitle the Participant to receive, at such time as is determined in accordance with the provisions of this Agreement, one share of common stock of the Company (the “Company Stock”). This Agreement is granted pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan. The Participant agrees to be bound by all of the terms and conditions of the Plan.

(b)            The Committee may, at any time prior to the final determination of whether the Performance Goals have been attained, change the Performance Goals to reflect a change in corporate capitalization, such as a stock split or stock dividend, or a corporate transaction, such as a merger, consolidation, separation, reorganization or partial or complete liquidation, or to equitably reflect the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in the Company’s method of accounting, any change in applicable law, any change due to any merger, consolidation, acquisition, reorganization, stock split, stock dividend, combination of shares or other changes in the Company’s corporate structure or shares, or any other change of a similar nature.

2.	Vesting of Performance Stock Units.

(a)            The Performance Stock Units will become earned and vested based on the actual performance level achieved with respect to the Performance Goals set forth on Schedule A to the Summary of Grant and the Participant continuing to be employed by, or provide service to, the Employer through the Vesting Date (as defined in the Summary of Grant).

(b)            The Committee will, as soon as practicable following the last day of the Performance Period, determine (i) the extent, if any, to which, each of the Performance Goals has been achieved with respect to the Performance Period and (ii) the number of shares of Company Stock, if any, which, the Participant will be entitled to receive with respect to this Agreement. Such determination will be final, conclusive and binding on the Participant, and on all other persons, to the maximum extent permitted by law. In the event that the Committee makes a final determination that the Performance Goals have not been achieved, the Participant will have no further rights to receive shares of Company Stock hereunder.

(c)            Except as set forth in the Summary of Grant, if the Participant ceases to be employed by, or provide service to, the Employer for any reason prior to the Vesting Date, the Participant will forfeit all rights to receive shares of Company Stock hereunder and the Participant will not have any rights with respect to any portion of the shares of Company Stock that have not yet become vested as of the date the Participant ceases to be employed by, or provide service to, the Employer, irrespective of the level of achievement of the Performance Goals.

3.             Issuance of Company Stock. One share of Company Stock will be issued to the Participant for each earned and vested Performance Stock Unit in accordance with the Issuance Schedule set forth in the Summary of Grant. Any Performance Stock Units not earned and vested will be forfeited. In no event will any fractional shares of Company Stock be issued. Accordingly, the total number of shares of Company Stock to be issued pursuant to this Agreement will, to the extent necessary, be rounded down to the next whole share of Company Stock in order to avoid the issuance of a fractional share.

4.             Withholding. All obligations of the Company to deliver shares of Company Stock shall be subject to the rights of the Company to withhold amounts required by law for any Federal Insurance Contributions Act (FICA), federal income, state, local and other tax liabilities (“Withholding Taxes”). Unless the Participant elects to satisfy the Withholding Taxes through cash or check, any Withholding Taxes due with respect to the Performance Stock Units shall be settled by having shares of Company Stock withheld up to an amount that does not exceed the amount of the Withholding Taxes. Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.

5.	Rights of Participant.

(a)            Prior to the issuance, if any, of shares of Company Stock to the Participant with respect to earned and vested Performance Stock Units pursuant to the Issuance Schedule set forth in the Summary of Grant, the Participant will not have any rights of a shareholder of the Company on account of the Performance Stock Units.

(b)            Notwithstanding the foregoing, if any dividend or other distribution, whether regular or extraordinary and whether payable in cash, securities or other property (other than shares of Company Stock), is declared and paid on the outstanding Company Stock prior to the issuance of shares of Company Stock with respect to the earned and vested Performance Stock Units pursuant to the Issuance Schedule (i.e., those shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account will be established for the Participant and credited with a phantom dividend equal to the actual dividend or distribution which would have been paid on the Performance Stock Units subject to this Agreement had shares been issued with respect to such Performance Stock Units and been outstanding and entitled to that dividend or distribution. The phantom dividend equivalents so credited will vest at the same time as the Performance Stock Units to which they relate and will be distributed to the Participant (in the same form the actual dividend or distribution was paid to the holders of the Company Stock entitled to that dividend or distribution or in such other form as the Committee deems appropriate) concurrently with the issuance of shares of Company with respect to the earned and vested Performance Stock Units pursuant the Issuance Schedule set forth in the Summary of Grant.

6.             Recoupment Policy. The Participant agrees that the Performance Stock Units shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.

7.             Assignment by Company. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

8.             No Employment or Other Rights. This Agreement shall not confer upon the Participant any right to be retained in the employment of the Employer and shall not interfere in any way with the right of the Employer to terminate the Participant’s employment at any time. The right of the Employer to terminate at will the Participant’s employment at any time for any reason is specifically reserved.

9.             Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the Performance Stock Units granted hereby and may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of any change, modification or extension is sought.

10.           Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects will be interpreted in accordance with the Plan. This grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee will have the authority to interpret and construe this grant pursuant to the terms of the Plan, and its decisions will be conclusive as to any questions arising hereunder.

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11.           No Employment or Other Rights. This Agreement will not confer upon the Participant any right to be retained in the employment of the Company and will not interfere in any way with the right of the Company to terminate the Participant’s employment at any time. The right of the Company to terminate at will the Participant’s employment at any time for any reason is specifically reserved.

12.           Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the Company’s corporate headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll records of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

13.           Applicable Law. The validity, construction, interpretation and effect of this Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

14.           Application of Section 409A of the Code. This Agreement is intended to comply with section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and will in all respects be administered in accordance with section 409A of the Code. The issuance of Company Stock pursuant this Agreement is intended to be subject to a “substantial risk of forfeiture” under section 409A of the Code, and issued within the “short term deferral” exception under such statute following the lapse of the applicable forfeiture condition. Notwithstanding any provision in this Agreement to the contrary, if the Participant is a “specified employee” (as defined in section 409A of the Code) and it is necessary to postpone the commencement of any payments otherwise payable under this Agreement to prevent any accelerated or additional tax under section 409A of the Code, then the Company will postpone the payment until five (5) days after the end of the six-month period following the original payment date. If the Participant dies during the postponement period prior to the payment of postponed amount, the amounts withheld on account of section 409A of the Code will be paid to the personal representative of the Participant’s estate within sixty (60) days after the date of the Participant’s death. The determination of who is a specified employee, including the number and identity of persons considered specified employees and the identification date, will be made by the Board or its delegate in accordance with the provisions of sections 416(i) and 409A of the Code. In no event will the Participant, directly or indirectly, designate the calendar year of distribution. This Agreement may be amended without the consent of the Participant in any respect deemed by the Committee or its delegate to be necessary in order to preserve compliance with section 409A of the Code.

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